UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 2, 2012
(Date of earliest event reported)

PHYHEALTH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-163076	26-1772160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 South Royal Poinciana Boulevard, Suite 506 Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

305-779-1760
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 8.01 Other Events

 Phyhealth Corporation (OTCQB: PYHH) entered into a material contract with Queste Capital, a Nevada corporation for the purchase of a majority control of the Registrant, on April 2, 2012. The agreement calls for the purchase of shares of common stock equal to ninety five percent of the then existing shares of common and preferred, fully diluted to be delivered to the Purchaser, Queste Capital. The Registrant will immediately make the OTC Equity Issuer Notification Form filing with FINRA describing such transaction and inclusive of matters necessary for the completion of such Agreement, including the reverse split of the Registrant's shares. The execution date of such reverse split was set for April 20, 2012 in the filing with FINRA. However, the final execution of such reverse split will be determined by FINRA in conjunction with the associated filing and review.

Queste Capital entered into the share purchase agreement for the acquisition of control of the Registrant, through a purchase of a control block of shares. The agreement is to be implemented within 45 days of its execution, for a purchase price of $425,000. Queste Capital, a Nevada corporation established in 2010, is an opportunity-based hospitality and entertainment devel-opment company. Queste Capital’s focus is on its corporate strategic objective starts with what management believes is a unique business model. The business model is to opportunistically position itself in today’s hospitality environment. This approach seeks to take advantage of low cost unique and one-of-a-kind location and low-cost land acquisition and construction. Phyhealth management feels that this model, given the talent of Queste Capital's management, will transform Queste Capital’s’s projects into a high revenue producing assets with a myriad of cash generating sources. Registrant’s management is thoroughly impressed with Queste Capital's endeavors and believes that this agreement will bring substantial value to shareholders.  Being aware of Queste Capital's business prospects, Registrant’s management feels that, despite the dilution attending this transaction, facilitating a transaction whereby Queste Capital gains a controlling interest of Registrant will prove accretive and thus in the best financial interest of the shareholders.

Registrant's management anticipates that Queste Capital will change the name of the Registrant and will add a new business to add to the Company's current pursuits. Additionally, Registrant's management anticipates that Queste Capital will conduct its business through Phyhealth Corporation, as a publicly traded vehicle, after changing the current officers and directors, subsequent to closing and the consequent change of control and associated Schedule 14-F.

To permit Queste Capital to pursue its endeavors, Phyhealth Corporation's management anticipates and intends to cooperate with Queste Capital so as to facilitate a turnover of Registrant’s directors and/or officers, etc. In the near future, Registrant's management antic-ipates making Amendments to the Articles of Incorporation to increase the number of authorized common shares and decrease the number of authorized preferred shares, as contemplated under the agreement.

Item 9.01. Financial Statements and Exhibits.  None

EXHIBITS (Numbering as Assigned by Regulation S-K, Item 601):

10.3: Stock Acquisition Agreement between Queste Capital and Phyhealth Corporation

10.4: Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature(s)

PHYHEALTH CORPORATION

Dated: April 9, 2012	By:	/s/ Robert L.Trinka
Robert Trinka, Chairman, President, CEO,
Principal Executive and Financial Officer